UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2025
Date of Report (date of earliest event reported)

Lithia Motors, Inc.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2025, the Board of Directors (the “Board”) of Lithia Motors, Inc. (the “Company”) elected each of Heidi O’Neill and Richard Bailey to fill vacancies created by the expansion of the Board from seven to nine directors, with service beginning October 1, 2025.

As a non-employee director of the Company, each of Ms. O’Neill and Mr. Bailey will be compensated according to the Company’s non-employee director compensation practices. This compensation consists of an annual retainer for service on the Board in the amount of $100,000, which is paid in equal monthly installments and will be pro-rated for Ms. O’Neill’s and Mr. Bailey’s months of service in the 2025-2026 service year. Additionally, upon the effectiveness of their respective elections, each of Ms. O’Neill and Mr. Bailey will be granted restricted stock units, which are settled in shares of the Company’s common stock (“RSUs”), having an aggregate value of approximately $113,750. The RSUs will vest over the outside director compensation year, with the RSUs vesting proportionately on the first business day of the month after each regularly scheduled quarterly meeting of the Board if the director continues to serve on that day. In addition, the Company will enter into an indemnity agreement with each of Ms. O’Neill and Mr. Bailey in the same form as previously entered into by the Company with its other non-management directors.

Ms. O’Neill most recently served as President of Consumer, Product, and Brand at Nike, Inc. until May 2025, where she led the integration of global men’s, women’s and kid’s consumer and sport teams, the entire global product and innovation engine, and global brand marketing and sports marketing. With more than 20 years of experience at Nike, Ms. O’Neill held a variety of leadership roles, including President of Consumer and Marketplace, President of Nike Direct, and leading Nike’s North America apparel business as VP/GM.

Mr. Bailey has served as President of Southern Oregon University (“SOU”) since January 2022. Prior to his service at SOU, Mr. Bailey oversaw the resurgence of Northern New Mexico College, where he served as President from October 2016 to January 2022. He previously completed a 24-year career in the U.S. Air Force, retiring as a full colonel and command pilot with more than 3,500 flying hours.

Each of Ms. O’Neill and Mr. Bailey will serve as a member of the Company’s audit committee.

In 2024 and so far in 2025, the Company has donated approximately $833,000 and $666,000, respectively, to the Southern Oregon University Foundation, which is affiliated with SOU and has a mission of securing private philanthropic contributions to advance SOU. These donations are part of a 10-year commitment of support to SOU made by the Company in July 2022 that demonstrates the Company’s longtime relationship with SOU. There are no other reportable transactions under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2025	LITHIA MOTORS, INC.
Registrant

	By:	/s/ Tina Miller
Tina Miller
Chief Financial Officer, Senior Vice President, and Principal Accounting Officer